Exhibit 99.1
Meridian Corporation Reports Second Quarter 2022 Results

MALVERN, Pa., August 1, 2022 — Meridian Corporation (Nasdaq: MRBK) today reported:
•Net income of $5.9 million and diluted earnings per share of $0.96 for the second quarter ended June 30, 2022 compared to net income of $5.5 million and diluted earnings per share of $0.88 for the first quarter ended March 31, 2022
•Return on average assets for the second quarter of 2022 was 1.31% compared to 1.28% for the first quarter of 2022; return on average equity for the second quarter was 15.03% compared to 13.86% for the prior quarter
•Net interest margin increased to 4.07% in the second quarter of 2022 from 3.89% in the first quarter of 2022
•Second quarter commercial loan growth, excluding Paycheck Protection Program ("PPP") loans, was $73.8 million, or 24% annualized; consumer loans increased by $19.1 million, or 36% annualized
•Non-interest income of $10.4 million in the second quarter of 2022 compared to $13.1 million in the prior quarter
•Non-interest expenses decreased by $1.7 million, to $19.7 million in the second quarter of 2022 from $21.4 million in the prior quarter; efficiency ratio at 70% for the second quarter of 2022 compared to 74% for the prior quarter
•The Company repurchased 97,385 shares of its common stock at an average price of $31.14 per share during the second quarter ended June 30, 2022
•On July 28, 2022, the Board of Directors declared a quarterly cash dividend of $0.20 per common share, payable August 22, 2022 to shareholders of record as of August 15, 2022

	2022	2022	2021	2021	2021
(Dollars in thousands, except per share data)	2nd QTR	1st QTR	4th QTR	3rd QTR	2nd QTR
Income:
Net income	$5,938	$5,535	$7,719	$9,438	$8,258
Diluted earnings per common share	0.96	0.88	1.24	1.52	1.33
Pre-tax, pre-provision income (1)	8,248	7,704	9,671	12,898	10,898
Pre-tax, pre-provision income - Bank (1)	7,458	8,778	6,829	8,896	7,811
(1) See Non-GAAP reconciliation in the Appendix

Christopher J. Annas, Chairman and CEO commented “Meridian’s second quarter revenue of $30.4 million generated earnings of $5.9 million, or $0.96 per diluted share. The results were very strong despite a break even in the mortgage segment. While we’re not happy with this, it does illuminate the excellent bank returns that sometimes get overshadowed. Exceptional loan growth and a strong margin drove much of the Bank’s success. Loan growth, excluding PPP, was $92.9 million or 25% annualized and all organic. The net interest margin increased to 4.07%, as PPP loans are being replaced by higher yielding commercial loans. The SBA division has consistently delivered loan sale income, and historically has done well in difficult economic times. We expected a decline in mortgage volume with the rate increases, but the lack of homes for sale in the region has made it worse. We continually forecast results in mortgage and make the appropriate adjustments.”

Mr. Annas added, “Despite the economic volatility, we have a strong pipeline of commercial business which should hold through year end. Meridian is the go-to bank for small and medium sized businesses in the Philadelphia metro market, and we will continue to get our opportunities. Our strong credit culture is a safeguard with a possible recession looming, so our scrutiny towards these opportunities will always be our first priority.”

Select Condensed Financial Information

	For the Quarter Ended (Unaudited)
	2022	2022	2021	2021	2021
(Dollars in thousands, except per share data)	2nd QTR	1st QTR	4th QTR	3rd QTR	2nd QTR
Income:
Net income - consolidated	$5,938	$5,535	$7,719	$9,438	$8,258
Basic earnings per common share	0.99	0.92	1.29	1.56	1.37
Diluted earnings per common share	0.96	0.88	1.24	1.52	1.33
Net interest income - consolidated	17,551	16,035	16,322	16,257	15,412

	At the Quarter Ended (Unaudited)
	2022	2022	2021	2021	2021
	June 30	March 31	December 31	September 30	June 30
Balance Sheet:
Total assets	$1,853,019	$1,831,589	$1,713,443	$1,762,445	$1,709,010
Loans, net of fees and costs	1,518,893	1,431,906	1,386,457	1,378,670	1,362,750
Total deposits	1,568,014	1,564,851	1,446,413	1,439,047	1,413,280
Non-interest bearing deposits	291,925	291,379	274,528	265,842	261,806
Stockholders' Equity	156,087	157,684	165,360	158,416	152,885

	At the Quarter Ended (Unaudited)
	2022	2022	2021	2021	2021
	June 30	March 31	December 31	September 30	June 30
Balance Sheet (Average Balances):
Total assets	$1,811,335	$1,752,643	$1,755,263	$1,739,848	$1,723,421
Total interest earning assets	1,736,547	1,680,070	1,696,473	1,691,641	1,678,721
Loans, net of fees and costs	1,465,891	1,397,002	1,449,361	1,351,634	1,345,672
Total deposits	1,567,325	1,504,241	1,468,575	1,409,534	1,385,250
Non-interest bearing deposits	296,521	281,123	287,801	254,843	255,964
Stockholders' Equity	158,420	161,939	159,921	155,580	146,497

	At the Quarter Ended (Unaudited)
	2022	2022	2021	2021	2021
	June 30	March 31	December 31	September 30	June 30
Performance Ratios (Annualized):
Return on average assets - consolidated	1.31%	1.28%	1.74%	2.15%	1.92%
Return on average equity - consolidated	15.03%	13.86%	19.15%	24.07%	22.61%

Income Statement Summary
Second Quarter 2022 Compared to First Quarter 2022
Net income was $5.9 million, or $0.96 per diluted share, for the second quarter of 2022 compared to net income of $5.5 million, or $0.88 per diluted share, for the first quarter of 2022. The $403 thousand increase in net income quarter-over-quarter was driven by continued strong loan portfolio growth, which helped improve net interest income by $1.5 million. Non-interest expense decreased $1.7 million, but was offset by a decrease of $2.7 million in non-interest income.
Interest income increased $2.0 million, or 11.5%, to $20.0 million from $18.0 million, for the second quarter of 2022. Quarter-over-quarter, there was combined average balance growth of $57.4 million on commercial loans and leases, small business loans, and residential real estate loans. In addition, the yield on loans rose 28 basis points, to 4.99% for the second quarter of 2022. This yield increase is partially due to these portfolios realizing the impact of interest rate rises in the market, combined with the positive impact of PPP loan balances being paid off and replaced by higher yielding commercial loans and leases.

Interest expense increased $557 thousand, or 28.9%, to $2.5 million as interest rates rose during the period. The cost of deposits increased 12 basis points over the prior quarter, as rates in interest checking, money market accounts, and time deposits moved up 21, 12, and 13 basis points, respectively.

The net interest margin was 4.07% for the second quarter of 2022 compared to 3.89% for the first quarter of 2022. Excluding the impact from PPP, the net interest margin increased 13 basis points to 3.95% for the second quarter 2022 from 3.82% for the first quarter of 2022. A reconciliation of this non-GAAP measure is included in the Appendix. Overall, net interest income increased $1.5 million, or 9.5%, to $17.6 million from $16.0 million for the first quarter of 2022.

The provision for loan losses was $602 thousand for the second quarter of 2022, compared to a $615 thousand provision for the first quarter of 2022. The second quarter provision was the result of new loan growth as well as covering $695 thousand in charge-offs on small ticket equipment leases, partially offset by decreases in specific reserves on non-performing loans as the underlying credit quality improved.

Total non-interest income for the second quarter of 2022 was $10.4 million, down $2.7 million or 20.6%, from the first quarter of 2022. Non-interest income was primarily down as a result of lower SBA loan income, which decreased $2.1 million. Mortgage banking revenue and wealth management revenue also decreased slightly, down $154 thousand or 2.2%, and $50 thousand, or 3.8%, respectively.

SBA loan income for the second quarter of 2022 was $437 thousand, a decline of $2.1 million, or 82.7%, from the first quarter of 2022. The decline was the result of a lower level of SBA loans sold ($12.8 million in the second quarter of 2022 compared to $25.2 million in loans sold in the first quarter of 2022), as well as lower margins on the sale.

The mortgage segment originated $332.4 million in loans during the second quarter of 2022, an increase of $8.6 million, or 2.6%, from the prior quarter, but the gain on sale margin declined 73 basis points. Refinance activity was down as interest rates continue to rise, representing 15% of the total residential mortgage loans originated for the second quarter of 2022, compared to 36% for the first quarter of 2022. The changes in the fair value of derivative instruments and loans held for sale increased a combined $884 thousand during the second quarter of 2022 compared to the first quarter of 2022, while there was a $1.7 million gain on hedging activity for the second quarter of 2022, compared to a $2.8 million gain for the first quarter of 2022.

Wealth management revenue from our wealth segment decreased $50 thousand, or 3.8%, quarter-over-quarter due to impacts from unfavorable market conditions.

Total non-interest expense for the second quarter of 2022 was $19.7 million, down $1.7 million or 8.1%, from the first quarter of 2022. Total salaries and employee benefits expense was $12.9 million, a net decrease of $2.4 million or 15.5%, compared to the first quarter of 2022. Of this decrease, $1.9 million related to the mortgage segment, which recognizes variable compensation based on loan origination volume, as well as a general reduction in workforce. Salary and employee benefits were down $442 thousand for the bank and wealth segments due to a decline in the value of stock based compensation quarter-over-quarter.

Partially offsetting the decrease in salaries and benefits, advertising expense was up $203 thousand, or 20.6%, and other non-interest expense increased $321 thousand, or 19.3%. Increases in other expense related to employee business and travel expenses, communications and other lesser expenses related to growth.

Balance Sheet Summary
As of June 30, 2022, total assets were $1.9 billion, an increase of $21.4 million, or 1.2%, from March 31, 2022. This growth in assets was due to loan portfolio growth, partially funded by a reduction in cash and investments of $31.1 million.

Portfolio loans grew $87.0 million, or 6.1%, to $1.5 billion as of June 30, 2022, from $1.4 billion as of March 31, 2022. Portfolio loan growth, excluding PPP loans, was $115.2 million, or 8% quarter-over-quarter. Commercial loans increased $16.9 million, or 7.7%, commercial real estate loans increased $17.5 million, or 3.2%, construction loans increased $13.0 million, or 7.9%, residential real estate loans held in portfolio increased $35.4 million, or 45.0%, and lease financings increased $15.1 million, or 14.1% from March 31, 2022. Partially offsetting the growth in portfolio loans was a decrease of $66.8 million, or 75.7%, in PPP loan balances as they continue to be forgiven by the SBA.

Deposits were $1.6 billion as of June 30, 2022, up $3.2 million, or 0.2%, from March 31, 2022. Non-interest bearing deposits increased $546 thousand, or 0.2%, from March 31, 2022. Interest-bearing checking accounts decreased $47.0 million, or 18.6%, while money market accounts/savings accounts combined increased $40.8 million, or 5.9%, since March 31, 2022. Certificates of deposits increased $8.8 million, or 2.7%, from March 31, 2022, as some wholesale deposits shifted from interest-bearing checking due to more favorable interest rates.

Consolidated stockholders’ equity of the Corporation was $156.1 million, or 8.4% of total assets as of June 30, 2022, as compared to $157.7 million, or 8.6% of total assets as of March 31, 2022. The change in stockholders’ equity is the result of net income of $5.9 million for the quarter, offset by dividends of $1.2 million paid during the second quarter, as well as $3.0 million in treasury share purchases, and a $3.5 million decline in accumulated other comprehensive income from the investment security portfolio due to changes in interest rates over this period.

As of June 30, 2022, the Tier 1 leverage ratio was 8.87% for the Corporation and 10.86% for the Bank, the Tier 1 risk-based capital and common equity ratios were 9.79% for the Corporation and 11.98% for the Bank, and total risk-based capital was 13.50% for the Corporation and 13.33% for the Bank. Based on these capital ratio levels, we remain above the Community Bank Leverage Ratio ("CBLR") requirement of 8%. Quarter-end numbers show a tangible common equity to tangible assets ratio (a non-GAAP measure) of 8.22% for the Corporation and 10.18% for the Bank. A reconciliation of this non-GAAP measure is included in the Appendix. Tangible book value per share was $25.16 as of June 30, 2022, compared with $25.04 as of March 31, 2022.

Asset Quality Summary
Meridian credit culture is strong and asset quality remains a primary focus of management. Total non-performing loans were $23.0 million as of June 30, 2022, relatively flat over the prior period. The ratio of non-performing assets to total assets declined to 1.24% as of June 30, 2022, from 1.25% as of March 31, 2022. There was no other real estate property included in non-performing assets for either period.

Meridian realized net charge-offs of 0.03% of total average loans for the quarter ended June 30, 2022, down from the quarter ended March 31, 2022 level of 0.04%. Net charge-offs for the quarter ended June 30, 2022 were $622 thousand, comprised of $695 thousand in charge-offs, with $73 thousand in recoveries for the quarter. Nearly all of the charge-offs for the quarter ended June 30, 2022 were from small ticket equipment leases. The ratio of allowance for loan losses to total loans held for investment, excluding loans at fair value and PPP loans (a non-GAAP measure, see reconciliation in the Appendix), was 1.27% as of June 30, 2022 compared to 1.38% as of March 31, 2022. As of June 30, 2022 there were specific reserves of $2.8 million against non-performing loans, down from $4.2 million as of March 31, 2022 due to improvement in the underlying credit quality for certain loans.

About Meridian Corporation
Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware and Maryland. Through more than 20 offices, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, the impact of the COVID-19 pandemic and government responses thereto; on the U.S. economy, including the markets in which we operate; actions that we and our customers take in response to these factors and the effects such actions have on our operations, products, services and customer relationships; and the risk that the Small Business Administration may not fund some or all Paycheck Protection Program (PPP) loan guaranties; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and the effects of inflation, a potential recession, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

FINANCIAL TABLES FOLLOW

APPENDIX - FINANCIAL RATIOS

	Quarterly
	2022	2022	2021	2021	2021
(Dollars in thousands, except per share data)	2nd QTR	1st QTR	4th QTR	3rd QTR	2nd QTR
Earnings and Per Share Data
Net income	$5,938	$5,535	$7,719	$9,438	$8,258
Basic earnings per common share	0.99	0.92	1.29	1.56	1.37
Diluted earnings per common share	0.96	0.88	1.24	1.52	1.33
Common shares outstanding	6,037	6,129	6,108	6,108	6,173

Performance Ratios
Return on average assets - consolidated	1.31%	1.28%	1.74%	2.15%	1.92%
Return on average equity - consolidated	15.03%	13.86%	19.15%	24.07%	22.61%
Net interest margin (TEY)	4.07%	3.89%	3.83%	3.83%	3.70%
Net interest margin (TEY, excluding PPP loans and borrowings) (1)	3.95%	3.82%	3.76%	3.73%	3.75%
Yield on earning assets (TEY)	4.65%	4.35%	4.28%	4.31%	4.20%
Yield on earning assets (TEY, excluding PPP loans) (1)	4.54%	4.31%	4.23%	4.24%	4.30%
Cost of funds	0.61%	0.50%	0.49%	0.52%	0.54%
Efficiency ratio - consolidated	70%	74%	71%	66%	71%

Asset Quality Ratios
Net charge-offs (recoveries) to average loans	0.03%	0.04%	—%	—%	0.01%
Non-performing loans/Total loans	1.46%	1.51%	1.57%	0.61%	0.55%
Non-performing assets/Total assets	1.24%	1.25%	1.34%	0.52%	0.48%
Allowance for loan losses/Total loans held for investment	1.24%	1.31%	1.35%	1.38%	1.35%
Allowance for loan losses/Total loans held for investment (excluding loans at fair value and PPP loans) (1)	1.27%	1.38%	1.46%	1.52%	1.58%
Allowance for loan losses/Non-performing loans	81.82%	82.41%	81.47%	206.42%	224.63%

Capital Ratios
Book value per common share	$25.85	$25.73	$27.07	$25.94	$24.77
Tangible book value per common share	$25.16	$25.04	$26.37	$25.23	$24.06
Total equity/Total assets	8.42%	8.61%	9.65%	8.99%	8.95%
Tangible common equity/Tangible assets - Corporation (1)	8.22%	8.40%	9.42%	8.76%	8.71%
Tangible common equity/Tangible assets - Bank (1)	10.18%	10.40%	11.54%	10.90%	10.92%
Tier 1 leverage ratio - Corporation	8.87%	9.10%	9.39%	9.28%	8.97%
Tier 1 leverage ratio - Bank	10.86%	11.20%	11.51%	11.55%	11.28%
Common tier 1 risk-based capital ratio - Corporation	9.79%	10.09%	10.83%	10.64%	10.16%
Common tier 1 risk-based capital ratio - Bank	11.98%	12.41%	13.27%	13.25%	12.80%
Tier 1 risk-based capital ratio - Corporation	9.79%	10.09%	10.83%	10.64%	10.16%
Tier 1 risk-based capital ratio - Bank	11.98%	12.41%	13.27%	13.25%	12.80%
Total risk-based capital ratio - Corporation	13.50%	13.91%	14.81%	14.72%	14.23%
Total risk-based capital ratio - Bank	13.33%	13.76%	14.63%	14.62%	14.18%
(1)Non-GAAP measure. See reconciliation in the Appendix.

	Statements of Income (Unaudited)		Statements of Income (Unaudited)
	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest Income
Interest and fees on loans	$19,120	$16,839	$36,339	$33,662
Investments and cash	917	678	1,662	1,307
Total interest income	20,037	17,517	38,001	34,969

Interest Expense
Deposits	1,818	1,368	3,107	2,934
Borrowings	668	737	1,308	1,502
Total interest expense	2,486	2,105	4,415	4,436

Net interest income	17,551	15,412	33,586	30,533
Provision for loan losses	602	96	1,217	695
Net interest income after provision for loan losses	16,949	15,316	32,369	29,838

Non-Interest Income
Mortgage banking income	6,942	19,467	14,038	43,567
Wealth management income	1,254	1,163	2,558	2,299
SBA income	437	1,490	2,957	2,735
Earnings on investment in life insurance	137	65	275	131
Net change in fair value of derivative instruments	(674)	(2,148)	(840)	(3,092)
Net change in fair value of loans held for sale	268	1,235	(856)	(2,632)
Net change in fair value of loans held for investment	(835)	41	(1,613)	(61)
Net gain (loss) on hedging activity	1,715	(674)	4,542	3,587
Net gain on sale of investment securities available-for-sale	—	—	—	48
Service charges	31	33	58	64
Other	1,128	1,060	2,386	2,134
Total non-interest income	10,403	21,732	23,505	48,780

Non-Interest Expenses
Salaries and employee benefits	12,926	20,213	28,224	42,352
Occupancy and equipment	1,176	1,175	2,428	2,326
Professional fees	913	816	1,761	1,756
Advertising and promotion	1,189	921	2,175	1,707
Data processing	580	520	1,059	1,136
Information technology	728	464	1,438	889
Pennsylvania bank shares tax	212	163	411	326
Other	1,982	1,974	3,643	4,018
Total non-interest expenses	19,706	26,246	41,139	54,510

Income before income taxes	7,646	10,802	14,735	24,108
Income tax expense	1,708	2,544	3,262	5,680
Net Income	$5,938	$8,258	$11,473	$18,428

Weighted-average basic shares outstanding	5,999	6,032	6,011	6,018
Basic earnings per common share	$0.99	$1.37	$1.91	$3.06

Adjusted weighted-average diluted shares outstanding	6,199	6,203	6,229	6,177
Diluted earnings per common share	$0.96	$1.33	$1.84	$2.98

	Statement of Condition (Unaudited)
(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Assets
Cash & cash equivalents	$37,093	$68,888	$23,480	$63,121	$26,902
Investment securities	168,552	167,870	168,028	153,566	149,366
Mortgage loans held for sale	58,938	81,258	80,882	117,996	132,348
Loans, net of fees and costs	1,518,893	1,431,906	1,386,457	1,378,670	1,362,750
Allowance for loan losses	(18,805)	(18,826)	(18,758)	(18,976)	(18,361)
Bank premises and equipment, net	12,185	11,883	11,806	8,242	8,160
Bank owned life insurance	22,778	22,641	22,503	22,362	12,269
Servicing assets	12,860	13,396	12,765	11,932	10,327
Goodwill and intangible assets	4,176	4,227	4,278	4,329	4,380
Other assets	36,349	48,346	22,002	21,203	20,869
Total Assets	$1,853,019	$1,831,589	$1,713,443	$1,762,445	$1,709,010

Liabilities & Stockholders’ Equity
Liabilities
Non-interest bearing deposits	$291,925	$291,379	$274,528	$265,842	$261,806
Interest bearing deposits
Interest checking	205,298	252,298	268,248	279,659	257,939
Money market / savings accounts	728,886	688,117	697,628	670,101	631,604
Certificates of deposit	341,905	333,057	206,009	223,445	261,931
Total interest bearing deposits	1,276,089	1,273,472	1,171,885	1,173,205	1,151,474
Total deposits	1,568,014	1,564,851	1,446,413	1,439,047	1,413,280
Borrowings	59,136	36,136	41,344	100,683	82,156
Subordinated debt	40,567	40,538	40,508	40,760	40,730
Other liabilities	29,215	32,380	19,818	23,539	19,959
Total Liabilities	1,696,932	1,673,905	1,548,083	1,604,029	1,556,125

Stockholders' Equity	156,087	157,684	165,360	158,416	152,885
Total Liabilities & Stockholders’ Equity	$1,853,019	$1,831,589	$1,713,443	$1,762,445	$1,709,010

	Condensed Statements of Income (Unaudited)
	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Interest income	$20,037	$17,964	$18,248	$18,306	$17,517
Interest expense	2,486	1,929	1,926	2,049	2,105
Net interest income	17,551	16,035	16,322	16,257	15,412
Provision (credit) for loan losses	602	615	(222)	597	96
Non-interest income	10,403	13,102	17,086	22,122	21,732
Non-interest expense	19,706	21,433	23,737	25,481	26,246
Income before income tax expense	7,646	7,089	9,893	12,301	10,802
Income tax expense	1,708	1,554	2,174	2,863	2,544
Net Income	$5,938	$5,535	$7,719	$9,438	$8,258

Weighted-average basic shares outstanding	5,999	6,023	5,978	6,045	6,032
Basic earnings per common share	$0.99	$0.92	$1.29	$1.56	$1.37

Adjusted weighted-average diluted shares outstanding	6,199	6,262	6,210	6,231	6,203
Diluted earnings per common share	$0.96	$0.88	$1.24	$1.52	$1.33

	Segment Information
	Three Months Ended June 30, 2022				Three Months Ended June 30, 2021
(Dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$16,923	317	311	17,551	$14,824	2	586	15,412
Provision for loan losses	602	—	—	602	96	—	—	96
Net interest income after provision	16,321	317	311	16,949	14,728	2	586	15,316
Non-interest income	1,159	1,254	7,990	10,403	2,402	1,163	18,167	21,732
Non-interest expense	10,624	822	8,260	19,706	9,415	789	16,042	26,246
Income before income taxes	$6,856	749	41	7,646	$7,715	376	2,711	10,802
Efficiency ratio	59%	52%	100%	70%	55%	68%	86%	71%

	Segment Information
	Six Months Ended June 30, 2022				Six Months Ended June 30, 2021
(Dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$32,533	411	642	33,586	$29,324	(11)	1,220	30,533
Provision for loan losses	1,217	—	—	1,217	695	—	—	695
Net interest income after provision	31,316	411	642	32,369	28,629	(11)	1,220	29,838
Non-interest income	4,535	2,558	16,412	23,505	4,724	2,299	41,757	48,780
Non-interest expense	20,833	1,700	18,606	41,139	18,348	1,684	34,478	54,510
Income before income taxes	$15,018	1,269	(1,552)	14,735	$15,005	604	8,499	24,108
Efficiency ratio	56%	57%	109%	72%	54%	74%	80%	69%

Reconciliation of Non-GAAP Financial Measures
Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Pre-tax, Pre-provision Reconciliation (Unaudited)
	2022	2022	2021	2021	2021
(Dollars in thousands)	2nd QTR	1st QTR	4th QTR	3rd QTR	2nd QTR
Income before income tax expense	$7,646	$7,089	$9,893	$12,301	$10,802
Provision for loan losses	602	615	(222)	597	96
Pre-tax, pre-provision income	$8,248	$7,704	$9,671	$12,898	$10,898

	Pre-tax, Pre-provision Income by Segment (Unaudited)
	2022	2022	2021	2021	2021
(Dollars in thousands)	2nd QTR	1st QTR	4th QTR	3rd QTR	2nd QTR
Bank	$7,458	$8,778	$6,829	$8,896	$7,811
Wealth	749	519	286	432	376
Mortgage	41	(1,593)	2,556	3,570	2,711
Pre-tax, pre-provision income	$8,248	$7,704	$9,671	$12,898	$10,898

	Reconciliation of PPP / PPPLF Impacted Yields (Unaudited)
	2022	2022	2021	2021	2021
	2nd QTR	1st QTR	4th QTR	3rd QTR	2nd QTR
Net interest margin (TEY)	4.07%	3.89%	3.83%	3.83%	3.70%
Impact of PPP loans and PPPLF borrowings	(0.12)%	(0.07)%	(0.07)%	(0.10)%	0.05%
Net interest margin (TEY, excluding PPP loans and PPPLF borrowings)	3.95%	3.82%	3.76%	3.73%	3.75%

Yield on earning assets (TEY)	4.65%	4.35%	4.28%	4.31%	4.20%
Impact of PPP loans	(0.11)%	(0.04)%	(0.05)%	(0.07)%	0.10%
Yield on earning assets (TEY, excluding PPP loans)	4.54%	4.31%	4.23%	4.24%	4.30%

	Reconciliation of Allowance for Loan Losses / Total loans (Unaudited)
	2022	2022	2021	2021	2021
	June 30	March 31	December 31	September 30	June 30
Allowance for loan losses / Total loans held for investment	1.24%	1.31%	1.35%	1.38%	1.35%
Less: Impact of loans held for investment - fair valued	0.01%	0.02%	0.02%	0.01%	0.01%
Less: Impact of PPP loans	0.02%	0.05%	0.09%	0.13%	0.22%
Allowance for loan losses / Total loans held for investment (excl. loans at fair value and PPP loans)	1.27%	1.38%	1.46%	1.52%	1.58%

	Tangible Common Equity Ratio Reconciliation - Corporation (Unaudited)
	2022	2022	2021	2021	2021
(Dollars in thousands)	June 30	March 31	December 31	September 30	June 30
Total stockholders' equity	$156,087	$157,684	$165,360	$158,416	$152,885
Less:
Goodwill and intangible assets	(4,176)	(4,227)	(4,278)	(4,329)	(4,380)
Tangible common equity	$151,911	$153,457	$161,082	$154,087	$148,505

Total assets	$1,853,019	$1,831,589	$1,713,443	$1,762,445	$1,709,010
Less:
Goodwill and intangible assets	(4,176)	(4,227)	(4,278)	(4,329)	(4,380)
Tangible assets	$1,848,843	$1,827,362	$1,709,165	$1,758,116	$1,704,629
Tangible common equity ratio - Corporation	8.22%	8.40%	9.42%	8.76%	8.71%

	Tangible Common Equity Ratio Reconciliation - Bank (Unaudited)
	2022	2022	2021	2021	2021
(Dollars in thousands)	June 30	March 31	December 31	September 30	June 30
Total stockholders' equity	$192,212	$194,347	$201,486	$196,009	$190,477
Less:
Goodwill and intangible assets	(4,176)	(4,227)	(4,278)	(4,329)	(4,380)
Tangible common equity	$188,036	$190,120	$197,208	$191,680	$186,097

Total assets	$1,852,998	$1,831,461	$1,713,318	$1,762,415	$1,709,006
Less:
Goodwill and intangible assets	(4,176)	(4,227)	(4,278)	(4,329)	(4,380)
Tangible assets	$1,848,822	$1,827,234	$1,709,040	$1,758,086	$1,704,626
Tangible common equity ratio - Bank	10.17%	10.40%	11.54%	10.90%	10.92%

	Tangible Book Value Reconciliation (Unaudited)
	2022	2022	2021	2021	2021
	June 30	March 31	December 31	September 30	June 30
Book value per common share	$25.85	$25.73	$27.07	$25.94	$24.77
Less: Impact of goodwill and intangible assets	0.69	0.69	0.70	0.71	0.71
Tangible book value per common share	$25.16	$25.04	$26.37	$25.23	$24.06